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                                                                   EXHIBIT 10.59


                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made and entered into June 17, 1998, by and between RAY E. HOOKER and WILLIS M. TATE, JR., as landlord, and TEXAS SECURITY CENTRAL, INC., as tenant.


                                   ARTICLE 1

                             Basic Lease Information

         The following basic lease information is part of this Lease, but if any conflict exists between the basic lease information and any other provisions of this Lease, the other provisions of this Lease will control.

         1.1. Landlord: Ray E. Hooker and Willis M. Tate, Jr. (collectively "Landlord").

         1.2. Landlord's Address: 4432 Walnut Hill Lane, Dallas, Texas 75229.

         1.3. Tenant: Texas Security Central, Inc., a Texas corporation ("Tenant").

         1.4. Tenant's Address: 12610 Richmond Avenue, Houston, Texas 77082.

         1.5. Lease: This Lease Agreement, including all exhibits and addenda hereto, as amended or modified from time to time (this "Lease").

         1.6. Leased Premises: The land (the "Land") and all of the building (the "Building") consisting of approximately 3, 100 square feet currently occupied by Texas Security Central, Inc. (the "Leased Premises") commonly known as 12610 Richmond Avenue, Houston, Texas 77082, being more particularly described in Exhibit A. The Leased Premises include all appurtenances, easements, and rights of way related thereto.

         1.7. Lease Term: An initial term of five (5) years beginning on June 17, 1998, and ending on June 16, 2003 (the "Primary Term"), as the same may be extended in accordance with Section 3.2 (the "Lease Term").

         1.8. Option to Extend: Tenant has one (1) option to extend the Primary Term for a period of five (5) years by giving written notice to Landlord at least six (6) months prior to the expiration of the Primary Term in accordance with the provisions of Section 3.2 and Exhibit B.

         1.9. Base Rent: Five Thousand and No/100 Dollars ($5,000.00) per month, payable in accordance with Section 4. 1.

         1.10. Permitted Use: Business offices and/or central station for a monitoring alarm business and related security services.


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Section 16.1 contains the definitions of certain capitalized terms used in this
Lease. When used in this Lease, the word "including" shall mean "including without limitation" and references in this Lease to specific sections refer to sections of this Lease unless otherwise stated.


                                   ARTICLE 2

                                 Grant of Lease

         Subject to and upon the terms, provisions and conditions of this Lease, and in consideration of the duties, covenants, and obligations of the other set forth in this Lease, Landlord hereby leases the Leased Premises to Tenant and Tenant hereby leases the Leased Premises from Landlord for the Lease Term.


                                   ARTICLE 3

                                 Term; Holdover

         3.1. Term of Lease. Subject to and upon the terms and conditions set forth in this Lease, this Lease shall continue in force for the Primary Term. The Primary Term shall commence on the date specified in Section 1.7 for the beginning of the Primary Term.

         3.2. Option to Extend Term. Tenant shall have one (1) option to extend the Primary Term for an additional term of five (5) years in accordance with the provisions of Exhibit B.

         3.3. Holding Over. Tenant shall, at the termination of this Lease by lapse of time or otherwise, surrender immediate possession of the Leased Premises to Landlord. If Tenant shall fail immediately to surrender possession of the Leased Premises to Landlord upon termination of this Lease, by lapse of time or otherwise, Tenant shall pay Landlord as Base Rent for the period of any such holdover, an amount equal to one and one-half (1-1/2) times the Base Rent in effect on the termination date, computed on a daily basis for each day of the holdover period. No holding over by Tenant shall operate to extend this Lease except as otherwise expressly agreed by the parties in writing. The preceding provisions of this Section 3.3 shall not be construed as Landlord's consent for Tenant to hold over.


                                   ARTICLE 4

                                     Rental

         4.1. Base Rent. For each month during the Primary Term, Tenant agrees to pay to Landlord the sum of Five Thousand and No/100 Dollars ($5,000.00) (the "Base Rent"). Base Rent shall be payable in advance on the first day of each calendar month during the Lease Term, commencing on the Commencement Date, without any prior demand or notice therefor and without any deduction or set off or abatement whatsoever, and as a fixed rent. Base Rent shall be paid at Landlord's address appearing in Section 16.12. If the Lease Term commences on a


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day other than the first day of a calendar month, or if the Lease Term ends on a day other than the last day of a calendar month, the Base Rent for such month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which shall be the number of days of the partial month included in the Lease Term and the denominator of which shall be the total number of days in the full calendar month.

         4.2. Additional Rent. During the Lease Term Tenant agrees to pay to Landlord as additional rent hereunder ("Additional Right") such other sums that Tenant becomes obligated to pay to Landlord under this Lease, whether or not designated as Additional Rent. Additional Rent shall be payable as and when provided in this Lease, without any deduction or set off or abatement whatsoever. Additional Rent shall be paid at Landlord's address appearing in
Section 16.12.

         4.3. Interest. Other remedies for nonpayment of Rental notwithstanding, if the monthly Base Rent payment is not received by Landlord on or before the tenth (10th) day of the month for which such Base Rent is due, such past due amount shall bear interest at the rate of ten percent (10%) per annum from the date past due until paid.


                                   ARTICLE 5

                                      Taxes

         5.1. Real Estate Taxes. Landlord shall promptly pay when due all real estate taxes and assessments assessed, levied, confirmed or imposed on the Leased Premises during the Lease Term.

         5.2. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in or on the Leased premises.


                                   ARTICLE 6

                                    Insurance

         6.1. Casualty Insurance. Landlord shall, at its expense, obtain and keep in force insurance coverage for the Building. Tenant shall, at its expense, keep its equipment, furniture, fixtures, and other personal property insured against fire and other casualties, and agrees that Landlord, unless Landlord is grossly negligent with respect to such fire or casualty, shall have no liability or responsibility with respect to such equipment, furniture, or fixtures and its other property.

         6.2. Liability Insurance. Tenant shall procure and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, at Tenant's expense, insuring Tenant and Landlord, as their respective interests may appear, against all claims, demands or actions arising out of or in connection with (a) the Leased Premises; (b) the condition of the




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Leased Premises; (c) Tenant's operations in and maintenance and use of the
Leased Premises; and (d) Tenant's liability assumed under this Lease. The limits of such policy or policies shall not be less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage per occurrence for injury to person (including death) and/or property damage or destruction, including loss of use. Such policy or policies shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord. A certificate(s) of such policy, together with receipts for payment of premiums, shall be delivered to Landlord upon request. All such original and renewal policies shall provide for at least thirty (30) days' written notice to Landlord before such policy may be canceled or changed to reduce insurance coverage provided thereby.

         6.3. Waiver of Subrogation. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Leased Premises, and (b) such party is then covered (or is required under this Lease to be covered) in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured (or required hereunder to be insured) hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount coverable by such insurance, and waives any right of subrogation which might otherwise exist on account thereof, provided that such release of liability and waiver of the night to subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased costs, thereupon keeping such release and waiver in full force and effect). Landlord and Tenant agree immediately to give their respective insurance carriers written notice of this Section and agree to use their respective best efforts to obtain such a release and waiver of subrogation from their respective insurance carriers and obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

         6.4. Indemnity by Tenant. Except to the extent of injury, death or property damage caused by the negligence or willful acts or omissions of Landlord or Landlord's agents, employees, guests, patrons, invitees, or contractors, Tenant agrees to indemnify and hold harmless Landlord from and against all Claims arising from any occurrence in, upon, or at the Leased Premises or any part thereof occasioned by any negligence or willful act or omission of Tenant, or of Tenant's agents or employees acting within the scope of their employment or agency relationship with Tenant, or of Tenant's guests, patrons, invitees, or contractors permitted to be on the Leased Premises by Tenant.

         6.5. Indemnity by Landlord. Except to the extent of injury, death or property damage caused by the negligence or willful acts or omissions of Tenant or Tenant's agents, employees, guests, patrons, invitees, or contractors, Landlord agrees to indemnify and hold harmless Tenant from and against all Claims arising from any occurrence in, upon, or at the Leased Premises or any part thereof occasioned by any negligence or willful act or omission of Landlord, or of Landlord's agents or employees acting within the scope of their employment or agency


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relationship with Landlord, or of Landlord's guests, patrons, invitees, or contractors permitted to be on the Leased Premises by Landlord.


                                   ARTICLE 7

                                    Utilities

         Tenant shall contract with and pay the appropriate suppliers for all water, gas, electricity, light, heat, telephone, power, and other utilities and communications services used by Tenant on the Leased Premises during the Lease Term.


                                   ARTICLE 8

                             Repairs and Maintenance

         8.1. Repairs and Maintenance by Tenant. During the Lease Term Tenant will, at Tenant's sole cost and expense, keep and maintain the Leased Premises in good order and condition, and make all needed repairs, restorations, and replacements to the Leased Premises, including without limitation the heating, ventilating, air conditioning, mechanical, electrical and plumbing systems, and the fixtures and appurtenances to the Leased Premises as and when needed to preserve them in good working order and condition, and regardless of whether the repairs, restorations, and replacements are ordinary or extraordinary, foreseeable or unforeseeable, capital or noncapital. In addition, Tenant shall be responsible for yard maintenance for the Building and providing janitorial and waste removal and pest control and extermination services for the Leased Premises. Nothing contained herein shall entitle Tenant to make any repairs, alterations or additions to the Leased Premises or the Building at Landlord's expense, or to terminate the Lease based on the physical condition of the Leased Premises or the Building. All repairs, restorations, and replacements will be in quality and class equal to the original work or installations. If Tenant fails to make any repairs, restorations, or replacements as provided by this Lease, Landlord may make them at the expense of Tenant and such expense will be collectible as Additional Rent and will be paid by Tenant within fifteen (15) days after delivery of a statement for such expense. At the termination or expiration of the term of this Lease, Tenant will deliver the Leased Premises in good repair and condition, reasonable wear and tear excepted.

         8.2. Repairs and Maintenance by Landlord. Landlord shall maintain the foundation, roof and structural portions of the exterior walls of the Building in good order, condition and repair, and be responsible for the general maintenance of the parking lot. Landlord shall not be obligated, however, to maintain or repair windows, doors, plate glass or the surfaces of walls or the foundation, roof or structural portions of the exterior walls of the Building to the extent caused by the negligence of Tenant, its employees, officers, invitees or agents. All requests for repairs or maintenance that are the responsibility of Landlord hereunder must be made in writing to Landlord, and Landlord shall have a reasonable time within which to perform such repairs or


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maintenance. Landlord shall not be liable to Tenant for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

         8.3. Access to Leased Premises. Landlord, its agents, employees, and contractors may enter the Leased Premises at any time in response to an emergency, and at reasonable hours to make repairs, restorations, or replacements which Tenant has failed to make or which Landlord is required to make; however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant waives any claim on account of any injury or inconvenience to Tenant's business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the Leased Premises, or any other loss occasioned by such entry.

         8.4. Termination of Lease. At the termination of this Lease, Tenant shall deliver the Leased Premises "broom clean" to Landlord in the same good order and condition as existed at the commencement date of this Lease, ordinary wear and tear and natural deterioration excepted.


                                   ARTICLE 9

                    Alterations, Additions, and Improvements

         9.1. Alterations and Improvements. Tenant will not make any structural alterations, additions or improvements to the Leased Premises without the prior written consent of Landlord. Tenant will have the right at all times to make any nonstructural alterations, additions or improvements, and to erect or install shelves, office supplies, movable office furniture, equipment, computers and computer terminals, and trade fixtures, and will have the night to remove such items so installed at the expiration or termination of the term of this Lease, provided (a) Tenant is not in default in the timely performance of any material obligation or covenant under this Lease, (b) such removal is made prior to the termination or expiration of the term of this Lease as extended, and (c) Tenant promptly repairs all damage to the Leased Premises caused by such removal. All other property at the Leased Premises and any alteration or addition to the Leased Premises and any other articles attached or affixed to the floor, wall, or ceiling of the Leased Premises will become the property of Landlord at the termination of this Lease, without payment or compensation therefor.

         9.2. Construction Work. All construction work approved by Landlord to be done by Tenant upon the Leased Premises will be performed in good and workmanlike manner, in compliance with all Governmental Requirements.

         9.3. Liens. Tenant will pay or cause to be paid all costs and charges for work done by it or caused to be done by it, in or to the Leased Premises, and for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord harmless from all liabilities, liens, claims, and demands on account of such work. If any such lien is filed against the Leased Premises, Tenant will cause such lien to be discharged of record


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within ten (10) days after the filing of such lien. Tenant has no authority to subject Landlord's right, title or interest in the Building or the Leased Premises to any lien.


                                   ARTICLE 10

                                     Damage

         10.1. Notice to Landlord. If the Leased Premises are damaged or destroyed by fire, tornado, or other casualty, Tenant shall give immediate written notice of the damage or destruction to Landlord, including a description of the damage and, as far as known to Tenant, the cause of the damage.

         10.2. Total Damage or Destruction. If the Leased Premises should be totally destroyed or so substantially damaged by fire, tornado, or other casualty that the Leased Premises cannot be repaired or restored within a period of one hundred eighty (180) days after the destruction or damage, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after the destruction or damage occurs to terminate this Lease, in which case Tenant shall vacate the Leased Premises as promptly as possible, and Rental shall be abated for the unexpired portion of this Lease, effective as of the date of occurrence of such casualty. If Landlord fails to exercise its option to terminate this Lease, Landlord shall proceed with reasonable diligence to repair and restore the Leased Premises to substantially the same condition in which it existed prior to such damage. If the Leased Premises are untenantable in whole or in part prior to or during, such repair and restoration, the Rental payable hereunder during the period in which the Leased Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

         10.3. Partial Damage or Destruction. If the Leased Premises should be damaged by fire, tornado, or other casualty and can be repaired or restored within one hundred and eighty (180) days, neither Landlord nor Tenant shall have the option to terminate this Lease and Landlord shall, to the extent of insurance proceeds received, then proceed with reasonable diligence to rebuild and repair the Leased Premises to substantially the same condition in which the Leased Premises existed prior to such damage so as to continue to be UL certified. If the Leased Premises are untenantable in whole or in part prior to or during such repair and restoration, the Rental payable hereunder during the period in which the Leased Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such damage occurs during the last year of the Primary Term or any Extension, either Landlord or Tenant may terminate this Lease by delivering written notice of termination to the other.

         10.4. Proceeds Unavailable. Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises requires that the insurance proceeds be applied to such indebtedness or if the insurance proceeds are insufficient to rebuild and repair the Leased Premises to substantially the same condition in which they existed prior to such damage, then Landlord or Tenant may elect to terminate this


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Lease, or if neither Landlord or Tenant elect to terminate this Lease, Landlord may elect to rebuild and repair the Leased Premises, subject to the execution by Tenant and Landlord prior to such work of an amendment to this Lease fairly and equitably adjusting the Rental payable hereunder to reflect the expenses incurred by Landlord to rebuild or repair the Leased Premises, and the loss of any part of the Leased Premises that is not rebuilt by Landlord.


                                   ARTICLE 11

                                  Condemnation

         11.1. Complete Condemnation. If the Leased Premises shall be appropriated completely under the power of eminent domain, this Lease shall terminate and the Rental shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority or title vests in the condemning authority, whichever occurs first.

         11.2. Partial Condemnation. If only a portion of the Leased Premises shall be so appropriated, but the remainder of the Leased Premises is not suitable for the use then being made thereof or the appropriation would prevent or materially interfere with the use of the Leased Premises for the purpose for which they are then being used or prevent or materially interfere with Tenant's business operations at the Leased Premises, either Landlord or Tenant shall have the right to terminate this Lease as of the date of appropriation by giving written notice to the other and this Lease shall terminate and the Rental payable under this Lease shall be abated for the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority or title vests in the condemning authority, whichever occurs first. If neither Landlord nor Tenant elects to so terminate this Lease or if only a portion of the Leased Premises shall be so appropriated but not to the extent that the remainder of the Leased Premises is unsuitable for the use then being made thereof, this Lease shall continue but the Rental payable hereunder during the unexpired portion of this Lease will be reduced, pro rata, based upon the portion of the Leased Premises taken by the condemning authority. If such appropriation occurs during the last year of the Primary Term or any Extension, either Landlord or Tenant may terminate this Lease by delivering written notice of termination to the other.

         11.3. Separate Awards. Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. If there is any lump sum award as to which there is no allocation between the interests of Landlord and Tenant in any condemnation proceedings, then Landlord shall be entitled to receive the entire lump sum award. Termination of this Lease shall not affect the rights of the respective parties to such awards.

         11.4. Mortgage. Notwithstanding the foregoing, if any mortgage or deed of trust affecting the Leased Premises shall require application of condemnation awards to the indebtedness secured thereby, so long as Tenant shall receive any award to which Tenant is entitled under Section 11.3, such mortgage or deed of trust shall govern, and any condemnation proceeds in excess of such indebtedness shall be administered in accordance with this Article 11.


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                                   ARTICLE 12

                     Use of Leased Premises: Compliance with
                Governmental Requirements; Environmental Matters

         12.1. Use of Leased Premises. Tenant shall use the Leased Premises for business offices and/or central station for a monitoring alarm business and related security services. Tenant shall not (a) commit, or allow to be committed, any waste in or upon the Leased Premises, (b) maintain, commit or permit the maintenance or commission of any nuisance on the Leased Premises, or
(c) do or permit anything to be done in or about the Leased Premises that will in any way increase the existing rate of any of insurance on the Leased Premises or cause cancellation of such insurance.

         12.2. Tenant's Compliance with Governmental Requirements. Tenant shall not use or occupy, or permit the use or occupancy of, any portion of the Leased Premises in violation of any Governmental Requirements. Tenant, at Tenant's expense, shall comply and pay for compliance with all Governmental Requirements relating to the use and occupancy of, and business conducted on, the Leased Premises by Tenant.

         12.3. Tenant's Representations, Warranties and Covenants as to Environmental Matters. Tenant represents and warrants to and covenants with Landlord that:

         (a) Tenant will not use, place, hold, store, locate, dispose of or release any Hazardous Substances on, under or at the Leased Premises except in strict compliance with all Governmental Requirements, and will not use any part of the Leased Premises for the disposal, storage, treatment, processing or other handling of Hazardous Substances except in strict compliance with all Governmental Requirements. Landlord acknowledges that Tenant will have diesel fuel and certain solvents on the Leased Premises in connection with its generator.

         (b) Tenant shall promptly give Landlord written notice of any investigation, claim, demand, lawsuit, or other action by any Governmental Authority or private party involving the Leased Premises and any Hazardous Substance or Environmental Law of which Tenant has actual knowledge. If Tenant learns, or is notified by any Governmental Authority, that any removal or other remediation of any Hazardous Substance affecting the Leased Premises is necessary as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, the Leased Premises of any Hazardous Substances resulting from Tenant's activities, acts or omissions after the effective date of this Lease, Tenant shall promptly take all necessary Remedial Actions in accordance with Environmental Laws.

         (c) Tenant shall defend, indemnify, and hold harmless Landlord from and against any and all Claims of any and every kind whatsoever which may now or in the future be paid, incurred, or suffered by or asserted against Landlord by any Governmental Authority or third party for, with respect to, or as a direct or indirect result of, the presence on, or the escape, seepage, leakage, spillage, discharge, emission or release from, the Leased Premises of any


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Hazardous Substances resulting from Tenant's activities, acts or omissions after the effective date of this Lease or the activities, acts or omissions of Tenant's employees, agents, contractors, or invitees after the effective date of this Lease.

All representations, warranties, covenants and agreements contained in this Section shall survive the termination of this Lease, the termination or expiration of the Lease Term, and any assignment or subletting of the Leased Premises.


                                   ARTICLE 13

                             Assignment or Sublease

         Tenant agrees not to assign, transfer, or mortgage this Lease or any right or interest herein, or sublet the Leased Premises or any part thereof, without the prior written consent of Landlord which consent may not be unreasonably withheld if no Event of Default exists and if Tenant remains fully liable hereunder notwithstanding such assignment or subletting. Landlord shall have the right to transfer and assign, in whole or in part, Landlord's rights and obligations with respect to the Leased Premises.


                                   ARTICLE 14

                                     Default

         14.1. Tenant's Default. Each of the following shall be an event of default by Tenant (an "Event of Default"):

         (a) If Tenant fails to pay within five (5) days of when due any installment of Rental due hereunder.

         (b) If Tenant fails to comply with any material term, provision, or covenant of this Lease, other than the payment of Rental, and does not cure such failure within thirty (30) days after receipt by Tenant from Landlord of written notice thereof (or such longer period as is reasonably necessary to cure such failure provided Tenant shall continuously and diligently pursue such cure at all times until such failure is cured, or in the event of an emergency, such shorter period as is warranted by the nature of the emergency).

         (c) If Tenant files a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or if an order of relief is entered against Tenant in a proceeding filed against Tenant thereunder.

         (d) If a receiver or trustee is appointed for all or substantially all of the assets of Tenant and such receivership is not terminated or stayed for a period of ninety (90) days after such appointment.



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              (e) If Tenant makes an assignment of substantially all of its assets for the benefit of creditors.

         14.2. Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord may, at Landlord's option, without further notice or demand of any kind to Tenant or any person, do any one or more of the following:

              (a) Landlord may, but shall not be obligated to, cure such Event of Default on behalf of and at the expense of Tenant and do all necessary work and make all necessary payments in connection therewith. Any and all reasonable costs and expenses (including attorneys' fees) incurred by Landlord in effecting compliance with Tenant's obligations under this Lease shall be due and payable by Tenant to Landlord as Additional Rent on the first day of the month following the month in which Tenant receives Landlord's invoice for the same.

              (b) Landlord may terminate this Lease by giving written notice of termination to Tenant, in which event Tenant shall immediately surrender the Leased Premises to Landlord and Rental shall abate effective as of the date of termination.

              (c) Landlord may enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, with or without having terminated the Lease.

If Landlord repossesses the Leased Premises without terminating this Lease, then Tenant shall pay to Landlord all Rental and other indebtedness accrued to the date of such repossession, plus Rental and other sums required to be paid by Tenant during the remainder of the Lease Term, diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period. Re-entry by Landlord shall not affect the obligations of Tenant for the unexpired Lease Term. In the event that Landlord is successful in reletting the Leased Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant agree that Tenant shall not be entitled to any such excess Rental. Actions to collect amounts due by Tenant may be brought on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease Term. Upon termination or repossession of the Leased Premises for an Event of Default, Landlord shall use reasonable efforts to relet or attempt to relet the Leased Premises, or any portion thereof, and to collect rent after reletting. In the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose.

         14.3. Rights and Remedies Cumulative. The rights and remedies provided by this Lease are cumulative and the use of any one right or remedy by Landlord shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the Landlord may have by Governmental Requirement or otherwise. All such rights and remedies may be exercised and enforced concurrently and whenever, and as often, as occasion for their exercise arises.


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         14.4. Waiver of Default or Remedy. Failure of Landlord to declare an
Event of Default immediately upon its occurrence, or delay in taking any action in connection with an Event of Default, shall not be waiver of the Event of Default. Landlord shall have the right to declare the Event of Default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce one or more of its remedies upon an Event of Default shall not be construed as a waiver of the Event of Default or of any other violation or breach of any of the terms contained in this Lease. No waiver of any Event of Default or violation or breach of any of the terms, provisions and covenants contained in this Lease will be deemed or construed to constitute a waiver of any other violation or breach of any the terms, provisions and covenants of this Lease.


                                   ARTICLE 15

            Subordination and Nondisturbance; Estoppel Certificates

         15.1. Subordination. Tenant accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or other lien presently existing or hereafter to exist with respect to the Leased Premises. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any mortgage, deed of trust or other lien hereafter placed on the Leased Premises, and Tenant agrees upon demand to execute such additional instruments subordinating this Lease as Landlord or the holder of any such mortgage, deed of trust, or lien may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") under the terms and conditions of this Lease for the balance of the remaining Lease Term with the same force and effect as if the Purchaser were Landlord under this Lease. Tenant further agrees to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Such attornment shall be effective without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease. Each such holder of any mortgage, deed of trust, or lien, and each such Purchaser, shall be a third-party beneficiary of the provisions of this Section.

         15.2. Estoppel Certificates. Tenant agrees to execute and deliver at any time and from time to time, within ten (10) days after receiving a written request from Landlord, an instrument or certificate regarding the status of this Lease, consisting of statements, if true, or an explanation if not true, (a) that this Lease is in full force and effect, (b) the date of the commencement of the Lease Term, (c) the nature of any amendments or modifications to this Lease,
(d) the date through which Rentals have been paid, (e) the date on which the next payment of Rental is due under the terms of the Lease, (f) that Tenant claims no present charge, lien, or claim of offset against the Rental, (g) that no default, or state of facts which with the passage of time or the giving of notice or both will constitute a default, exists on the part of either Landlord or Tenant, and (h) such other information as may be reasonably requested for the benefit of Landlord, any prospective purchaser or any current or prospective mortgagee of all or any portion of the Leased Premises.


                                   ARTICLE 16

                                  Miscellaneous

         16.1. Definitions. For the purposes of this Lease, unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified:

                  "Claims" means any and all claims, demands, suits, actions, damages, penalties, judgments, liabilities, losses, costs and expenses (including attorneys' fees, accountants' fees, court costs and interest) of any kind or nature arising, or alleged to have arisen, as a result of injury to or death of any person or damage to or loss of any property.

                  "Environmental Law" means any Governmental Requirement pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Leased Premises, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.ss.9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901, et seq. ("RCRA"), the Clean Water Act, 33 U.S.C.ss. 1251 et seq. ("CWA"), the Clean Air Act, 42 U.S.C.ss.7401 et seq. ("CAA"), the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq. and any corresponding state Governmental Requirements.

                  "Governmental Authority" means any and all applicable courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise), whether now or hereafter in existence.

                  "Governmental Requirements" means any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Landlord, Tenant, the conduct of Tenant's business, or the Leased Premises.

                  "Hazardous Substance" means any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including (i) any substance included within the definition of "hazardous waste" pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of "hazardous substance" pursuant to Section 101 of CERCLA; (iii) any substance included within the definition of "hazardous substance" (or similar term) pursuant to any applicable state Governmental Requirement; (iv) asbestos; (v) polychlorinated biphenyls; (vi) petroleum products; (vii) underground storage tanks, whether empty, filled or partially filled with any substance; (viii) any radioactive materials, urea formaldehyde foam insulation, radon; and
         (ix) any other chemical, material or substance the presence of or exposure to which is prohibited, limited or regulated by any Governmental Authority on the basis that such chemical, material or substance is toxic, hazardous or harmful to human health or the environment or which by any Governmental Requirements requires special handling or notification of any Governmental Authority in its use, collection, storage, treatment, or disposal.

                  "Remedial Action" means any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind or nature reasonably necessary or desirable under any applicable Environmental Law in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance in or into the air, soil, ground water, surface water, or soil vapor at, on, about, under, or within the Leased Premises or any part thereof.

                  "Rental" means Base Rent plus all Additional Rent payable under this Lease.

         16.2. Brokers. Neither Landlord nor Tenant has been represented by a real estate broker or agent in connection with the negotiation of this Lease and neither Landlord nor Tenant knows of any broker or agent who is entitled to a commission in connection with this Lease. Landlord agrees to indemnify and hold harmless Tenant from and against any and all claims for commissions of any broker or similar parties claiming under Landlord in connection with this Lease, and Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims for commissions of any broker or similar parties claiming under Tenant in connection with this Lease.

         16.3. Signs. Tenant shall have the right to place signs on the exterior of the Building and at such other locations as Landlord and Tenant may agree upon. Such signs shall conform in all respects to applicable Governmental Requirements, and shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld.

         16.4. Quiet Enjoyment. Landlord covenants that Landlord now has good title to the Leased Premises, free and clear of all liens and encumbrances, excepting only the lien for current real estate taxes not yet due, such recorded mortgage or mortgages as presently exist, zoning ordinances and other building and fire ordinances and Governmental Regulations relating to the use of the Leased Premises, and easements, restrictions and other conditions of record. Landlord represents and warrants that Landlord has full right to execute and perform this Lease and to grant the estate demised and that Tenant, upon paying the Rental required and performing Tenant's other covenants and agreements under this Lease, will peaceably and quietly have, hold and enjoy the Leased Premises for the Lease Term, subject to the terms and conditions of this Lease.

         16.5. Landlord's Lien. Landlord shall have, at all times, a valid security interest to secure payment of all Rentals and other sums of money becoming due under this Lease from Tenant, and to secure payment of any damages or loss that Landlord may suffer by reason of the breach by Tenant of any covenant, agreement, or condition contained in this Lease, upon all goods, wares, equipment, fixtures, furniture, and other personal property of Tenant which is now on the Leased Premises or which is placed on the Leased Premises at some later date, and all proceeds thereof. Such property shall not be removed from the Leased Premises without the consent of Landlord until all arrearages in Rentals and all other sums of money then due to Landlord under this Lease have been paid and discharged, and all the covenants, agreements, and conditions of this Lease have been fully complied with and performed by Tenant. Upon the occurrence of an Event of Default, Landlord may, in addition to any other remedies provided in this Lease or by law, after giving reasonable notice of Landlord's intent to take possession and giving an opportunity for hearing on the issue, enter upon the Leased Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, and other personal property of the Tenant situated on the Leased Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made. Landlord or its assigns may purchase any items to be sold at such a sale unless they are prohibited from doing so by law. Unless otherwise provided by law, and without intending to exclude any other manner or giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given at lease ten (10) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and expenses) shall be applied as a credit against the indebtedness secured by the security interest granted in this
Section 16.5. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies immediately. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in a form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds under the provisions of the Uniform Commercial Code in force in the State of Texas. The statutory lien for rent is not waived, the security interest granted in this Section 16.5 being in addition, and supplementary, to that lien.

         16.6. Liability. Notwithstanding anything to the contrary contained herein, no personal liability of any kind or character whatsoever now or shall at any time hereafter attach to Landlord or Landlord's partners under any of the terms, covenants, and conditions contained in this Lease for the payment of any amount payable under this Lease or for the performance of any obligation under this Lease. The exclusive remedy of Tenant for the failure of Landlord to perform any of Landlord's obligations under this Lease will be to proceed against the interest of Landlord in and to the Leased Premises.

         16.7. Landlord's Right of Entry. Landlord and Landlord's agents and representatives shall have the right to enter the Leased Premises at any reasonable time during business hours for any reasonable purpose, including the purpose of showing the Leased Premises to prospective purchasers and lenders and to access the telephone lines, switch room and equipment, and, during the four
(4) months prior to the end of the Primary Term or any Extension Term, to prospective tenants; provided that in so entering the Leased Premises Landlord and such other persons do not unreasonably interfere with or interrupt Tenant's business operations in the Leased

Premises. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased premises and shall arrange to meet with Landlord for a joint inspection of the Leased Premises prior to vacating. In the event of Tenant's failure to arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

         16.8. Authority. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization and power of such party to enter into this Lease.

         16.9. Recordation. Neither Landlord nor Tenant shall record this Lease without the prior written consent of the other.

         16.10. Limitation of Warranties. EXCEPT AS OTHERWISE PROVIDED HEREIN OR IN ANY EXHIBIT OR ADDENDUM HERETO, LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR SUITABILITY OR OF ANY OTHER KIND. TENANT HAS INSPECTED THE LEASED PREMISES AND ACCEPTS THE LEASED PREMISES "AS IS."

         16.11. Waiver of DTPA. On advice of legal counsel, each of Landlord and Tenant hereby waives the provisions of Subchapter E, Chapter 17, Title 2, Texas Business and Commerce Code, ss.17.41 et seq., other than ss.17.555 thereof.

         16.12. Notices. All notices, consents, requests, instructions, approvals, demands and other communications provided for herein shall be validly given, made or served if in writing and delivered personally by hand, facsimile transmission (if a facsimile transmission number is specified in this Section
16.12 or is later provided in writing in accordance with this Section 16.12), by nationally recognized overnight courier service (e.g., Federal Express or United Parcel Service), or by United States certified or registered first class mail, postage prepaid and return receipt requested. Each such notice, consent, request, instruction, approval, demand or other communication shall be effective
(a) if delivered by hand or nationally recognized overnight courier service, when delivered at the address specified in this Section 16.12; (b) if given by facsimile transmission, when such facsimile transmission is transmitted to the facsimile number specified in this Section 16.12 and the appropriate confirmation is received; and (c) if given by United States certified or registered first class mail, on the date appearing on the return receipt therefor. In the event that a party is unable to deliver a notice, request, demand or other communication due to the inaccuracy of the address and/or facsimile transmission number provided by the other party pursuant to this
Section 16.12, or the other party's failure to notify the party of a change of its address and/or facsimile transmission number as specified pursuant to this
Section 16.12, such notice, request, demand or other communication shall be deemed to be effective upon confirmation by a nationally recognized overnight courier service of its failure to complete delivery to the other party's address as set forth in this Section
16.12 (or other address duly given to the party by the other party in accordance with this Section 16.12).

         Addresses and facsimile transmission numbers for notices (unless and until written notice is given of any other address and/or facsimile transmission number):


                           If to Landlord:

                           Ray E. Hooker and Willis M. Tate, Jr.
                           4432 Walnut Hill Lane
                           Dallas, Texas  75229
                           Fax:  214-357-1431

                           If to Tenant:

                           Texas Security Central, Inc.
                           12610 Richmond Avenue
                           Houston, Texas  77082
                           Fax:  281-584-5992

                           Security Associates International, Inc.
                           Attn: President
                           2101 S. Arlington Heights Road, Suite 100
                           Arlington Heights, IL  60005

Any notice of change of address or fax number shall not be effective until actually received.

         16.13. Parties Bound. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

         16.14. Applicable Law. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS WHOLLY NEGOTIATED, EXECUTED, AND PERFORMABLE IN SUCH STATE. ALL OBLIGATIONS PERFORMABLE BY THE PARTIES HERETO WILL BE DEEMED PERFORMABLE IN DALLAS COUNTY, TEXAS.

         16.15. Severability. The provisions of this Lease are severable, and the invalidity, illegality, or unenforceability of any particular provision of this Lease shall not affect the other provisions hereof, and this Lease shall be construed in all respects as if such invalid, illegal, or unenforceable provisions were omitted; and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         16.16. Attorneys' Fees. If any action, at law or in equity, is necessary to enforce or interpret the terms of this Lease, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other necessary disbursements from the losing party in addition to any other relief to which it may be entitled.

         16.17. Force Majeure. Notwithstanding Section 16.18, whenever a period of time is prescribed in this Lease for the taking of any action (other than monetary obligations) by Landlord or Tenant, neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to force majeure, which means acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, riots, floods, washouts, sinkholes, explosions, earthquakes, fire, storms, acts of the public enemy, wars, insurrections, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

         16.18. Time of Essence. Time is of the essence in the performance of all the covenants, conditions, and agreements contained in this Lease.

         16.19. Captions. The captions used in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease or any provision hereof, or in any way affect the interpretation of this Lease.

         16.20. Counterparts. This Lease may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original; but all of such counterparts together shall constitute but one and the same agreement.

         16.21. Survival. All indemnity obligations of Tenant hereunder and all obligations of Landlord and Tenant hereunder not fully performed as of the expiration or earlier termination of the Lease Term shall survive the expiration or earlier termination of the Lease Term, including without limitation all Tenant's payment obligations with respect to Rental, and all obligations concerning the physical condition of the Leased Premises.

         16.22. Amendment and Modification. No amendment to or modification of this Lease will be binding upon either party hereto unless such amendment or modification is reduced to writing, dated, and executed by both parties to this Lease.

         16.23. Entire Agreement. This Lease constitutes and expresses the entire agreement and understanding between Landlord and Tenant in reference to all of the matters herein referred to, and all discussions, promises, representations and understandings relative thereto, if any, between Landlord and Tenant are merged herein and superseded hereby. The following exhibits are attached to and incorporated in this Lease:

                  Exhibit A -- Description of Land and Leased Premises Exhibit B -- Extension Option

         16.24. Parking Spaces. Tenant shall have the right to use the parking spaces in the parking lot adjacent to the Building.

         16.25. Warranties. To the extent any such warranties allow, Tenant shall be entitled to use and invoke the remaining warranties available on any equipment for which Tenant is responsible hereunder.

         EXECUTED as of the day, month and year first above written.

                                               LANDLORD


                                               /s/ RAY E. HOOKER
                                               ---------------------------------
                                               Ray E. Hooker


                                               ---------------------------------
                                               Willis M. Tate, Jr.



                                               TENANT

                                               TEXAS SECURITY CENTRAL, INC.


                                               By: /s/ RONALD CARR
                                                  ------------------------------
                                               Ronald Carr, Vice President

         16.24 Parking Spaces. Tenant shall have the right to use the parking spaces in the parking lot adjacent to the Building.

         16.25 Warranties. To the extent any such warranties allow, Tenant shall be entitled to use and invoke the remaining warranties available on any equipment for which Tenant is responsible hereunder.

         EXECUTED as of the day, month and year first above written.

                                               LANDLORD


                                               ---------------------------------
                                               Ray E. Hooker

                                               /s/ WILLIS M. TATE, JR.
                                               ---------------------------------
                                               Willis M. Tate, Jr.



                                               TENANT

                                               TEXAS SECURITY CENTRAL, INC.


                                               By:
                                                  ------------------------------
                                               Ronald Carr, Vice President

                                    EXHIBIT A
                               DESCRIPTION OF LAND

                                 EXHIBIT B
                                EXTENSION OPTION

         1. Option. Landlord grants to Tenant one (1) option (the "Extension Option") to extend the Primary Term for an additional term of five (5) years (the "Extension"), on the same terms, conditions and covenants set forth in this Lease, except as provided in this Exhibit B. The Extension Option shall be exercised only by Tenant's giving written notice to Landlord at least six (6) months before the expiration of the Primary Tenn. If Tenant fails to deliver to Landlord written notice of the exercise of the Extension Option within the prescribed time period, the Extension Option will lapse, and there will be no further night to extend. The Extension Option shall be exercisable by Tenant on the express condition that at the time of the exercise, no Event of Default shall exist and be continuing unremedied. The Extension Option may be exercised by any permitted assignee of Tenant, but not by any subtenant.

         2. Calculation of Base Rent. The Base Rent will be increased on the first day of the Extension to the fair rental value of the Leased Premises (the "Fair Rental Value"), determined in the following manner:


              (a) The Fair Rental Value shall be the value agreed on by Landlord and Tenant prior to the date the Extension Option is required to be exercised, if Landlord and Tenant are able to agree.

              (b) If Landlord and Tenant have not been able to agree on the Fair Rental Value prior to the date the Extension Option is required to be exercised, the Base Rent for the Extension shall be determined in accordance with this subparagraph (b). Within fifteen (15) days following the exercise of the Extension Option, Landlord and Tenant each shall appoint one appraiser. Within ten (10) days after the two appraisers are appointed, they will appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed will determine the Fair Rental Value of the Leased Premises in accordance with Section 2(c) below and such other standards used by qualified appraisers in the Dallas-Fort Worth area as may be appropriate. If the two appointed appraisers fail to agree on the third appraiser, the third appraiser will be appointed by the then president of the Greater Dallas Board of Realtors, and all three appraisers will determine the Fair Rental Value of the Leased Premises in accordance with Section 2(c) below and such other standards used by qualified appraisers in the Dallas-Fort Worth area as may be appropriate. Each party will bear the cost of the appraiser appointed by it and the parties will share equally the cost of the third appraiser. All appraisers will be qualified to determine the Fair Rental Value of the Leased Premises.

              (c) The "Fair Rental Value" of the Leased Premises shall mean the price that a ready and willing tenant would pay as of the commencement of the Extension as monthly base rent to a ready and willing landlord of property comparable to the Leased Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account the use proposed to be made of the Leased Premises by Tenant. The Fair Rental Value of the Leased Premises will be the value determined by the single appraiser if only one appraiser is appointed, or if three appraisers are appointed, the Fair Market Value will be the average of the two of the three appraisals which are closest in amount, with the third appraisal being disregarded. In no event shall the Base Rent be reduced by reason of such computation. If the Fair Rental Value is not determined prior to the commencement of the Extension, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Leased Premises immediately prior to such Extension until the Fair Rental Value is determined, and when it is determined, Tenant shall pay to Landlord within thirty (30) days after receipt of a notice from Landlord the difference between the Base Rent actually paid by Tenant during the Extension prior to the determination and the new Base Rent determined hereunder.


                                       B-2